UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2013

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in
its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Haynes International, Inc. (the “Company”) on March 1, 2013.  This Amendment is being filed to supplement information provided in Item 5.07 of the original Form 8-K regarding the results of the vote to elect directors at the Company’s 2013 annual meeting of stockholders.  The information in this Amendment supersedes and replaces the information included in response to such Item in the original Form 8-K.

Item 5.07.                         Submission of Matters to a Vote of Security Holders.

On February 25, 2013, the Company held its annual meeting of stockholders.  The following is a summary of the matters voted on at the meeting:

1.              The following persons were elected to the Company’s Board of Directors by the stockholder votes indicated.

Director	For	Against/ Withhold	Abstain	Non-Vote
Paul J. Bohan	11,497,404	67,890	37,219	234,262
Donald C. Campion	11,362,708	193,986	45,819	234,262
Mark M. Comerford	11,513,545	51,949	37,019	234,262
John C. Corey	11,498,658	57,836	46,019	234,262
Robert H. Getz	11,346,054	219,400	37,059	234,262
Timothy J. McCarthy	11,362,748	193,946	45,819	234,262
Michael L. Shor	11,513,489	51,965	37,059	234,262
William P. Wall	11,503,921	61,573	37,019	234,262

2.              The appointment of Deloitte & Touche, LLP as the Company’s independent auditor for the fiscal year ending September 30, 2013 was ratified by the following stockholder vote:

For	Against/Withhold	Abstain	Non-Vote
11,504,526	300,600	37,349	0

3.              On the advisory vote to approve the compensation of the Company’s Named Executive Officers, the stockholders voted as follows:

For	Against/Withhold	Abstain	Non-Vote
11,238,648	175,439	194,126	230,246

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: February 18, 2014	By:	/s/ Janice C. Wilken
Janice C. Wilken
Vice President-General Counsel, Corporate
Secretary